Exhibit 99.1
The J.G Wentworth Company™ Completes Acquisition of WestStar Mortgage, Inc.

Starting today J.G. Wentworth Home Lending™ is fully operational and originating mortgage loans via J.G. Wentworth retail locations, call centers, affiliate networks, and jgwentworth.com

Radnor, Pa., August 3, 2015 - The J.G. Wentworth Company™ (“J.G. Wentworth” or the “Company”)(NYSE: JGW), a leading purchaser of structured settlement payments and other receivables through the J.G. Wentworth® and Peachtree Financial Solutions® brands, today announced that it has finalized its acquisition of WestStar Mortgage Inc. (“WestStar”), a privately held residential mortgage company.  The transaction consisted of $53.2 million in cash and $13.5 million in Company shares, for a total purchase price of $66.7 million.

“Diversification to deliver Cash Now is a fundamental part of our strategy for growth,” said Stewart A. Stockdale, Chief Executive Officer, The J.G. Wentworth Company™. “The acquisition of WestStar is strong evidence of this strategy in action. Together with our structured settlement payment purchasing business and other key initiatives, we are delivering financial products and solutions that allow our customers access to funds that will help them achieve their goals. We are excited to welcome the WestStar team to our company.”

Headquartered in the Washington, D.C. suburb of Woodbridge, VA., and licensed to operate in 40 states, WestStar built its success over the past 15 years in originating Conventional, VA, and FHA loans.  Known for its outstanding reputation and commitment to excellence, WestStar has earned several prestigious awards, including Costco Mortgage Services’ 2013 Operational Excellence Award and 2014 Lender of the Year Award. Based on an independent analysis conducted by consumer finance site LendingTree.com, WestStar has a 95% consumer satisfaction rating, among the highest in the industry. The addition of WestStar’s 300 employees will nearly double The J.G. Wentworth CompanyTM workforce.

WestStar will now operate as J.G. Wentworth Home Lending, Inc.™, a newly-rebranded division in the J.G. Wentworth family of brands.  The new division is expected to benefit from J.G. Wentworth’s 72% aided national brand awareness and hundreds of thousands of customer inquiries seeking financial solutions as a result of direct marketing initiatives.

WestStar’s Executive Vice President, Roger W. Jones, will serve as President of the J.G. Wentworth Home Lending™ division. "The team at WestStar is excited to join an established direct-to-consumer leader like J.G. Wentworth, and we look forward to bringing a new suite of product solutions to J.G. Wentworth’s established and growing customer base,” said Jones.

J.G. Wentworth Home Lending™ will augment its existing affiliate and retail go-to-market programs with an integrated marketing campaign featuring online and television advertising, driving customers to both the existing 877-CASH-NOW call center representatives and a newly redeveloped dynamic website, www.jgwentworth.com.  The new J.G. Wentworth website now provides transactional capability, a personalized customer experience, and easy access to the Company’s full suite of product offerings. In addition, the campaign will include a significant presence across social media channels.

About The J.G. Wentworth Company™
The J.G. Wentworth Company™ is a leading diversified consumer financial services company.  The Company is focused on providing direct-to-consumer access to financial needs through a variety of solutions, including: mortgage lending and refinancing, personal and business lending, structured settlement payment purchasing, and prepaid cards.

Mortgage loans are offered by J.G. Wentworth Home Lending, Inc. NMLS ID# 2925 (www.nmlsconsumeraccess.org) 3350 Commission Court, Woodbridge, VA 22192; 888-349-3773.

For more information about The J.G. Wentworth Company™, visit www.jgw.com or use the information provided below.

Forward Looking Statements
Certain statements in this press release may constitute “forward-looking statements.” All statements, other than statements of historical fact, are forward-looking statements. You can identify such statements because they contain words such as ‘‘plans,’’ ‘‘expects,’’ or ‘‘does expect,’’ ‘‘budget,’’ ‘‘forecasts,’’ ‘‘anticipates,’’ or ‘‘does not anticipate,’’ ‘‘believes,’’ ‘‘intends,’’ and similar expressions or statements that certain actions, events or results ‘‘may,’’ ‘‘could,’’ ‘‘would,’’ ‘‘might,’’ or ‘‘will,’’ be taken, occur or be achieved. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Consideration should be given to the areas of risk set forth under the heading “Risk Factors” in our filings with the Security and Exchange Commission (the “SEC”), including our registration statement on Form S-1 for our initial public offering, as filed with and declared effective by the SEC on November 8, 2013, and in our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our business generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Contacts:

The J.G Wentworth Company™
Investor Relations
866-386-3853
investor@jgwentworth.com

or

Media Inquiries
Makovsky for The J.G. Wentworth Company™
Michael Goodwin, 212-508-9639
mgoodwin@makovsky.com